Exhibit 99.1
Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT: David J. Gunter Executive Vice President & Chief Financial Officer T: (561) 682-8367 E: David.Gunter@Ocwen.com

OCWEN FINANCIAL CORPORATION ANNOUNCES PRELIMINARY
FOURTH QUARTER AND 2009 FINANCIAL RESULTS

West Palm Beach, FL – (March 04, 2010) Ocwen Financial Corporation (“Ocwen” or the “Company”) (NYSE:OCN) today reported estimated net income of $9.4 million or $0.09 per diluted share for the fourth quarter of 2009. This compares to a net loss of $4.3 million or $0.07 per share for the fourth quarter of 2008. Pre-tax income from continuing operations was $20.2 million for the fourth quarter of 2009 as compared to a pre-tax loss of $4.0 million for the fourth quarter of 2008. For the year ended December 31, 2009, the $50.6 million one-time tax expense arising from the separation of Altisource Portfolio Solutions S.A. (formerly Ocwen Solutions) in August, and the fourth quarter valuation allowance related to a non-cash deferred tax asset arising from deductibility of losses in a finance vehicle, lowered estimated net income to $0.3 million as compared to $13.2 million or $0.21 per diluted share for 2008.  The company’s estimated fourth quarter 2009 financial results are preliminary and subject to change.

Income from continuing operations before income taxes was $93.3 million for the full year 2009 compared to $31.0 million for 2008.  This improvement of 201% was driven by a $46.7 million swing in gains versus losses in trading securities, a $23.6 million reduction in interest expense and a reduction of equity in losses of unconsolidated entities of $10.2 million.

FOURTH QUARTER BUSINESS PERFORMANCE HIGHLIGHTS

●
Ocwen issued $210 million of advance receivable backed notes under the TALF program in December 2009 and another $200 million in February 2010.   These financings were for terms of 30 and 24 months and fixed interest rates at 4.14% and 3.59%, respectively. As a result of these two financings, Ocwen’s asset liability structure is asset sensitive.

●	The residential servicing portfolio grew by $9.7 billion or 24% over the third quarter of 2009.

●
Completed modifications for the fourth quarter of 15,677 exceeded the top end of our previous guidance of 10,000 to 15,000.  This 124% increase over third quarter modifications included 4,296 HAMP modifications.

●	Income from operations grew by 21% over the third quarter of 2009 principally due to an increase in revenues in the Servicing segment of $9.4 million.

●	Equity now exceeds liabilities as a result of our repayment of the Investment line subsequent to year end.

●	Ocwen completed the sale of Bankhaus Oswald Kruber during the quarter recognizing income of $2.5 million from discontinued operations, net of income taxes.

“Ocwen continues its quality leadership in special servicing.  We have the highest conversion rate from trial to completed modifications under HAMP while maintaining a re-default rate of one-half the industry” said Ron Faris, President of Ocwen.  “I am pleased that our portfolio grew 24% to $50.0 billion in the fourth quarter.  Coupled with our growth in modifications, revenue for our Servicing segment increased 15% over the third quarter while operating expenses declined by 4%.  Our Servicing pre-tax income increased 66% from the prior quarter.”

Ocwen Financial Corporation
Fourth Quarter 2009 Results
March 4, 2010

Chairman and CEO William Erbey added, “Strategic priorities for 2010 are:
●	Establish predictable and sustainable revenue growth in our servicing operations,
●	Improve process efficiencies to further reduce costs,
●	Improve quality, and
●	Reduce asset intensity and, therefore, enhance return on equity.”

“Establishing predictable and sustainable revenue growth is our most pressing issue.  As such, we have a three pronged approach:
●	Expand our governmental servicing and special servicing activities,
●	Develop flow FHA servicing, and
●	Acquire existing servicing portfolios. We are evaluating four servicing acquisitions, two of which, totaling $35 billion, are nearing final decisions.”

Servicing
In comparison to the fourth quarter of 2008, revenue was 5% lower while operating expenses were 24% favorable as the shift towards subservicing and special servicing reduced amortization expense by 45%.  Pre-tax income for Servicing of $29.3 million was 65% higher than the same quarter last year due to decreases in amortization of servicing rights, servicing and origination and interest expense.

Loans and Residuals
Loans and Residuals incurred a loss from continuing operations before taxes of $2.1 million as compared to $5.1 million in the fourth quarter of 2008.  The change is primarily due to lower unrealized losses driven by declines in the estimated market value of loans and real estate.

Asset Management Vehicles
Losses from continuing operations before taxes for Asset Management Vehicles decreased to $1.8 million as compared to $3.1 million in the fourth quarter of 2008.  This improvement reflects lower unrealized losses on residual securities and lower realized and unrealized losses on real estate.

Corporate
In the fourth quarter of 2009, losses from continuing operations before taxes improved 71% primarily due to reduced unrealized losses on auction rate securities, as compared to the fourth quarter of 2008.  Since September 30, 2009, auction rate securities with a carrying value of $124.4 million were sold at a $1.4 million loss and the Investment line was repaid.  As a result of the sales and changes in fair value, holdings in auction rate securities are currently $124.6 million.  Of the auction rate securities remaining on the balance sheet, $86.5 million were financed by $75.0 million of non-recourse debt with a maturity in October 2012.

Total consolidated assets declined 21% to $1,769.4 million for the year due to $234.1 million of reductions in advances and match funded advances, the distribution of $88.5 million of assets in the separation of Altisource Portfolio Solutions S.A. and our strategy to use cash to lower interest expense.  Corresponding changes in liabilities resulted in a 44% reduction to $903.5 million.

Prior periods were adjusted to give effect to the required retrospective adoption of new accounting guidance which caused us to recognize additional non-cash interest expense related to the convertible notes outstanding.

Ocwen Financial Corporation is a leading provider of residential and commercial loan servicing, special servicing and asset management services.  Ocwen is headquartered in West Palm Beach, Florida with offices in California, the District of Columbia and Georgia and support operations in India and Uruguay.  Utilizing proprietary technology and world-class training and processes, we provide solutions that make our clients' loans worth more.  Additional information is available at www.ocwen.com.

Ocwen Financial Corporation
Fourth Quarter 2009 Results
March 4, 2010

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the securitization market and our plans to securitize loans and expectations as to the impact of rising interest rates and cost-effective resources in India. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, availability of adequate and timely sources of liquidity, federal income tax rates, real estate market conditions and trends and the outcome of ongoing litigation as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission, including its Registration Statement No. 333-160626 and 333-163996 on Form S-3 and its periodic report on Form 10-K for the year ended December 31, 2008 and Forms 10-Q for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009.  The forward-looking statements speak only as of the date they are made and should not be relied upon. OCN undertakes no obligation to update or revise the forward-looking statements.

Residential Servicing Statistics (Dollars in thousands)
	At or for the three months ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008
Total unpaid principal balance of loans and REO serviced	$49,980,077	$40,293,698	$38,406,007	$40,789,135	$40,171,532
Non-performing loans and REO serviced as a % of total UPB (1)	25.6%	26.9%	27.4%	25.1%	24.3%
Prepayment speed (average CPR)	19%	20%	22%	22%	25%

(1)
Loans for which borrowers are making scheduled payments under modification, forbearance or bankruptcy plans are considered performing loans. Non-performing loans exclude those serviced under special servicing agreements where we have no obligation to advance.

Ocwen Financial Corporation
Fourth Quarter 2009 Results
March 4, 2010

Segment Results (Dollars in thousands) (UNAUDITED)

	Three months		Twelve months
For the periods ended December 31,	2009	2008	2009	2008
		(As adjusted)		(As adjusted)
Ocwen Asset Management

Servicing
Revenue	$72,327	$75,740	$272,725	$340,725
Operating expenses	30,472	40,060	129,252	164,292
Income from operations	41,855	35,680	143,473	176,433
Other expense, net	(12,555)	(17,886)	(55,792)	(75,663)
Income from continuing operations before taxes	29,300	17,794	87,681	100,770
Loans and Residuals
Revenue	—	—	—	—
Operating expenses	631	800	2,831	3,025
Loss from operations	(631)	(800)	(2,831)	(3,025)
Other expense, net	(1,427)	(4,315)	(6,290)	(11,657)
Loss from continuing operations before taxes	(2,058)	(5,115)	(9,121)	(14,682)
Asset Management
Revenue	422	667	1,851	3,664
Operating expenses	578	896	3,108	4,113
Loss from operations	(156)	(229)	(1,257)	(449)
Other expense, net	(1,594)	(2,822)	(4,060)	(9,364)
Loss from continuing operations before taxes	(1,750)	(3,051)	(5,317)	(9,813)
Income from continuing operations before income taxes	25,492	9,628	73,243	76,275

Ocwen Solutions
Mortgage Services
Revenue	—	15,153	54,052	58,733
Operating expenses	—	12,162	37,040	46,299
Income from operations	—	2,991	17,012	12,434
Other income, net	—	181	803	828
Income from continuing operations before taxes	—	3,172	17,815	13,262
Financial Services
Revenue	—	16,653	40,293	73,835
Operating expenses	—	17,617	45,002	79,757
Loss from operations	—	(964)	(4,709)	(5,922)
Other expense, net	—	(524)	(1,260)	(1,953)
Loss from continuing operations before taxes	—	(1,488)	(5,969)	(7,875)
Technology Products
Revenue	—	10,717	28,331	45,283
Operating expenses	—	7,685	18,638	35,895
Income from operations	—	3,032	9,693	9,388
Other expense, net	—	(87)	(103)	(5,808)
Income from continuing operations before taxes	—	2,945	9,590	3,580
Income from continuing operations before income taxes	—	4,629	21,436	8,967

Corporate Items and Other
Revenue	385	2	1,066	156
Operating expenses	4,942	4,537	16,308	18,743
Loss from operations	(4,557)	(4,535)	(15,242)	(18,587)
Other income (expense), net	(741)	(13,679)	13,824	(35,673)
Loss from continuing operations before taxes	(5,298)	(18,214)	(1,418)	(54,260)

Corporate Eliminations
Revenue	(386)	(7,541)	(17,590)	(30,268)
Operating expenses	(117)	(7,201)	(16,525)	(28,769)
Loss from operations	(269)	(340)	(1,065)	(1,499)
Other income, net	269	340	1,065	1,499
Income from continuing operations before taxes	—	—	—	—
Consolidated income (loss) from continuing operations before income taxes	$20,194	$(3,957)	$93,261	$30,982

Ocwen Financial Corporation
Fourth Quarter 2009 Results
March 4, 2010

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except share data)
(UNAUDITED)

	Three months		Twelve months
For the periods ended December 31,	2009	2008	2009		2008
		(As Adjusted)			(As Adjusted)
Revenue
Servicing and subservicing fees	$62,635	$77,826		$264,467	$368,026
Process management fees	9,710	31,450		108,082	113,244
Other revenues	403	2,115		8,179	10,858
Total revenue	72,748	111,391		380,728	492,128

Operating expenses
Compensation and benefits	12,862	28,982		87,620	125,549
Amortization of servicing rights	6,485	11,749		32,228	52,461
Servicing and origination	2,376	15,362		38,653	52,951
Technology and communications	5,712	4,614		20,066	22,327
Professional services	4,428	7,557		26,200	34,615
Occupancy and equipment	3,929	5,507		18,985	22,978
Other operating expenses	714	2,785		11,902	12,474
Total operating expenses	36,506	76,556		235,654	323,355

Income from operations	36,242	34,835		145,074	168,773

Other income (expense)
Interest income	2,375	3,204		8,786	14,696
Interest expense	(12,846)	(20,061)		(62,954)	(86,574)
Gain (loss) on trading securities	(2,159)	(13,114)		11,187	(35,480)
Loss on loans held for resale, net	(2,349)	(5,984)		(11,132)	(17,096)
Equity in losses of unconsolidated entities	(1,325)	(2,482)		(2,933)	(13,110)
Other, net	256	(355)		5,233	(227)
Other expense, net	(16,048)	(38,792)		(51,813)	(137,791)

Income (loss) from continuing operations before income taxes	20,194	(3,957)		93,261	30,982
Income tax expense	13,307	313		96,110	12,006
Income (loss) from continuing operations	6,887	(4,270)		(2,849)	18,976
Income (loss) from discontinued operations, net of income taxes	2,488	(195)		3,121	(5,767)
Net income (loss)	9,375	(4,465)		272	13,209
Net loss (income) attributable to non-controlling interests	14	184		25	41
Net income (loss) attributable to Ocwen Financial Corporation (OCN)	$9,389	$(4,281)		$297	$13,250

Basic earnings per share
Income (loss) from continuing operations	$0.07	$(0.07)		$(0.04)	$0.30
Income (loss) from discontinued operations	0.02	—		0.04	(0.09)
Net income (loss) attributable to OCN	$0.09	$(0.07)	$	―	$0.21

Diluted earnings per share
Income (loss) from continuing operations	$0.07	$(0.07)		$(0.04)	$0.30
Income (loss) from discontinued operations	0.02	—		0.04	(0.09)
Net income (loss) attributable to OCN	$0.09	$(0.07)	$	―	$0.21

Weighted average common shares outstanding
Basic	99,871,247	62,716,530		78,252,000	62,670,957
Diluted	107,150,497	62,716,530		78,252,000	62,935,314

Ocwen Financial Corporation
Fourth Quarter 2009 Results
March 4, 2010
OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except share data) (UNAUDITED)

	December 31, 2009	December 31, 2008
		(As Adjusted)
Assets
Cash	$90,919	$201,025
Trading securities, at fair value
Auction rate	247,464	239,301
Subordinates and residuals	3,692	4,369
Loans held for resale, at lower of cost or fair value	33,197	49,918
Advances	145,914	102,085
Match funded advances	822,615	1,100,555
Mortgage servicing rights	117,802	139,500
Receivables, net	67,095	39,907
Deferred tax assets, net	132,683	175,145
Intangibles, including goodwill of $9,836 at December 31, 2008	—	46,227
Premises and equipment, net	3,325	12,926
Investments in unconsolidated entities	15,008	25,663
Other assets	89,636	100,479
Total assets	$1,769,350	$2,237,100

Liabilities and Equity
Liabilities
Match funded liabilities	$465,691	$961,939
Lines of credit and other secured borrowings	55,810	116,870
Investment line	156,968	200,719
Servicer liabilities	38,672	135,751
Debt securities	95,564	133,367
Other liabilities	90,782	78,813
Total liabilities	903,487	1,627,459

Equity
Ocwen Financial Corporation stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 99,956,833 and 62,716,530 shares issued and outstanding at December 31, 2009 and 2008, respectively	1,000	627
Additional paid-in capital	459,542	201,831
Retained earnings	405,198	404,901
Accumulated other comprehensive income (loss), net of income taxes	(129)	1,876
Total Ocwen Financial Corporation stockholders’ equity	865,611	609,235
Non-controlling interest in subsidiaries	252	406
Total equity	865,863	609,641
Total liabilities and equity	$1,769,350	$2,237,100